Exhibit 99.1

HQSM Reports Nine-Month Revenues Rise by 115% From 2004

Third Quarter Profit From Operations up 22%

HQ Sustainable Maritime Industries, Inc. (HQ) (OTC BB: HQSM), a leader in zero-toxin integrated aquaculture and aquatic product processing, announced today its financial results for the third quarter and nine months ended September 30th, 2005, as reported in its Form 10-QSB filed with the Securities and Exchange Commission on November 14th, 2005.

Revenues for the nine-month period ended September 30, 2005 increased by nearly $9.7 million, to more than $18 million from $8.3 million in the corresponding period of 2004, a rise of 115 percent. Revenues for the three-month period ended September 30, 2005 were $8.5 million, up from $7.6 million for the same period in 2004.

Profit from operations for the third quarter 2005 rose to $1.6 million from $1.3 million for the third quarter 2004, an increase of 22% (before considering the non-recurring bad debt recovery of the 2004 third quarter). The improvement is due to higher volumes of sales as well as better cost control. Profit from operations for the nine months ended September 30, 2005 rose to $2.7 million from a loss of about $300,000 for the same period in 2004 (before considering the non-recurring bad debt recovery of the 2004 third quarter).

The full text of Form 10-QSB for the three months and nine months ended September 30, 2005 can be reviewed at www.sec.gov. An extract is provided below.

Said Norbert Sporns, CEO of HQ, "The third quarter shows strong growth even though the full benefits of our new branding and marketing initiatives are still to come. The move of our corporate offices to Seattle and the growth of our sales force and strengthened marketing strategy have yet to be felt."

Mr.  Sporns will discuss  these  results with MoneyTV in a broadcast on November
19th,   as   detailed  in  an  earlier   announcement.   Check  TV  listings  at
www.moneytv.net.

About
HQ Sustainable Maritime Industries Inc.

HQ Sustainable Maritime Industries Inc. is an integrated aquaculture and aquatic product processing company, with operations based in the environmentally pristine island province of Hainan, in the South China Sea. HQ's activities include using renewable ocean resources, practicing cooperative sustainable aquaculture, using nutraceutically enriched feeds and conducting fish processing and sales. Its variety of farmed and ocean-harvested products -- ranging from tilapia and shrimp to squid and red snapper -- are sold around the world. The Company holds HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets.

It has recently acquired a nutraceuticals and health products company, which is HACCP certified, and produces and sells products subject to stringent laboratory tests certified by the China Ministry of Health. This plant produces nutraceuticals, which enrich feed used by HQ's cooperative aquaculture operations. In addition to operational offices based in Haikou, Hainan, HQ has offices in Montreal, Hong Kong, Beijing, and Shanghai. (http://www.hqfish.com).

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

Consulting For Strategic Growth I, Ltd. ("CFSG") provides HQ Sustainable Maritime Industries, Inc.(HQ) with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG receives a fixed monthly fee for the duration of the agreement. Independent of CFSG's receipt of cash compensation from HQ, CFSG may choose to purchase the common stock of the company and thereafter sell those shares at any time it deems appropriate to do so.



            HQ SUSTAINABLE MARITIME INDUSTRIES, INC. AND SUBSIDIARIES
                     (INCORPORATED IN THE STATE OF DELAWARE
                             WITH LIMITED LIABILITY)

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                           Three Months Ended               Nine Months Ended
                     September 30,   September 30,    September 30,   September 30,
                          2005            2004             2005            2004
                     -------------   -------------    -------------   -------------
SALES                $   8,512,981   $   7,665,287    $  18,045,622   $   8,367,579

COST OF SALES            5,065,821       4,575,381       10,085,144       5,323,743
                     -------------   -------------    -------------   -------------

GROSS PROFIT             3,447,160       3,089,906        7,960,478       3,043,836

SELLING AND
 DISTRIBUTION
 EXPENSES                   51,862         124,775          158,247         220,976

ADVERTISING                845,960         542,409        2,676,962         542,409

GENERAL AND
 ADMINISTRATIVE
 EXPENSES                  497,576         848,254        1,654,630       2,218,258

DEPRECIATION               238,593         255,656          719,635         414,334

PROVISION FOR
 DOUBTFUL ACCOUNTS
 (RECOVERY)                197,226      (2,284,953)          26,594      (1,015,291)
                     -------------   -------------    -------------   -------------

PROFIT FROM
 OPERATIONS              1,615,943       3,603,765        2,724,410         663,150

FINANCE COSTS               96,474         136,361          278,457         179,986



OTHER EXPENSES              25,268          68,551          145,147         251,646
                     -------------   -------------    -------------   -------------

PROFIT BEFORE
 INCOME TAXES            1,494,201       3,398,853        2,300,806         231,518

INCOME TAXES
  CURRENT                  138,360            --            268,558            --

  DEFERRED                  17,241         165,303           51,327         199,390
                     -------------   -------------    -------------   -------------

NET PROFIT BEFORE
 MINORITY
 INTEREST                1,338,600       3,233,550        1,980,921          32,128

MINORITY INTEREST             --              --               --           337,944
                     -------------   -------------    -------------   -------------

NET PROFIT
 ATTRIBUTABLE
 TO SHAREHOLDERS     $   1,338,600       3,233,550    $   1,980,921   $     370,072
                     =============   =============    =============   =============

NET PROFIT PER
 SHARE BASIC AND
 DILUTED             $        0.01            0.05    $        0.02   $        0.01
                     =============   =============    =============   =============

WEIGHTED AVERAGE
 COMMON SHARE
 OUTSTANDING -
 BASIC                 100,874,941      70,031,231       99,332,094      44,820,674
                     =============   =============    =============   =============
WEIGHTED AVERAGE
 COMMON SHARE
 OUTSTANDING -
 DILUTED               102,693,123      70,031,231      101,150,276      44,820,674
                     =============   =============    =============   =============